Exhibit 24.1

Power of Attorney

POWER OF ATTORNEY

Annual Report on Form 10-K

State Bank Financial Corporation

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph W. Evans, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have subscribed these presents as of March 31, 2011.

/s/ James R. Balkcom, Jr.
James R. Balkcom, Jr.

/s/ Archie L. Bransford, Jr.
Archie L. Bransford, Jr.

/s/ Kim M. Childers
Kim M. Childers

/s/ Virginia A. Hepner
Virginia A. Hepner

/s/ John S. Poelker
John S. Poelker

/s/ J. Daniel Speight
J. Daniel Speight

/s/ J. Thomas Wiley, Jr.
J. Thomas Wiley, Jr.